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                                                                  Exhibit 23.6

                          BEAR, STEARNS & CO. INC.
                              345 Park Avenue
                          New York, New York 10167
                             Tel 212.272.2000
                            www.bearstearns.com


May 10, 2001

The Board of Directors
Blue Wave Systems Inc.

and

The Board of Directors
Motorola, Inc.

Gentlemen:

We hereby consent (i) to the inclusion in the Registration Statement on Form S-4 (the "Registration Statement") of Motorola, Inc., a Delaware corporation ("Motorola"), of our opinion letter dated April 23, 2001 to the Board of Directors of Blue Wave Systems Inc. appearing as Appendix C to the proxy statement/prospectus which is a part of the Registration Statement and (ii) to the references to our firm name and such opinion letter in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

BEAR, STEARNS & CO. INC.


By: /s/ Sheldon Stein
   ---------------------------
      Senior Managing Director